Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2013 Results and Increases Quarterly Dividend by 25% to $0.15 per Share

LOUISVILLE, KY. (February 24, 2014) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 14 and 53 week periods ended December 31, 2013.

	Fourth Quarter			Year to Date
($000’s)	2013	2012	% Change	2013	2012	% Change

Total revenue	376,020	309,531	21	1,422,585	1,263,331	13
Income from operations (a)	26,054	22,075	18	119,715	110,458	8
Net income (a)	17,119	13,924	23	80,423	71,170	13
Diluted EPS (a)	$0.24	$0.19	22	$1.13	$1.00	13

    (a) 2012 YTD includes a charge related to a legal settlement discussed below.

NOTE:  Fourth quarter and full year 2013 results include 14 and 53 weeks, respectively, compared to 13 and 52 weeks in the fourth quarter and full year of 2012.

Results for the fourth quarter included:

•           Diluted earnings per share increased to $0.24 from $0.19 in the prior year period.  Diluted earnings per share were positively impacted by an estimated $0.03 to $0.04 as a result of the 53rd week;

•           Comparable restaurant sales increased 2.1% at company restaurants and increased 4.5% at franchise restaurants;

•           12 company restaurants and one franchise restaurant were opened;

•           Restaurant margin, as a percentage of restaurant sales, decreased 64 basis points to 16.9% primarily due to approximately 7% food cost inflation;

•           The Company recorded a pre-tax gain of $1.8 million related to the sale of its Aspen Creek concept;

•           The Company incurred expenses of $1.4 million, which includes $0.7 million of general and administrative expense related to employment separation costs and $0.7 million of depreciation and amortization expense related to leasehold asset life adjustments; and

•           The Company repurchased 461,600 shares of common stock for a total purchase price of $12.8 million.

Results for the full year included:

•           Diluted earnings per share increased 13.2% to $1.13 from $1.00 in the prior year.  Year-to-date 2013 results were positively impacted by approximately $0.04 per diluted share as a result of the 53rd week.  Year-to-date 2012 results were negatively impacted by $0.04 per diluted share due to a pre-tax charge of $5.0 million ($3.1 million after-tax);

•           Comparable restaurant sales increased 3.4% at company restaurants and increased 4.3% at franchise restaurants; and

•           26 company and four franchise restaurants were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “The continued focus by our operators on legendary food and legendary service resulted in our fourth consecutive year of positive comparable restaurant sales growth and a strong finish to 2013.  As we head into 2014, we look forward to low single-digit commodity cost inflation and another year of 25 to 30 company restaurant openings.  In addition, we expect to generate a significant amount of free cash flow, which we will continue to allocate to new store development, along with returning excess capital to our shareholders through quarterly dividend payments and share repurchases.”

Sale of Aspen Creek Restaurants and Related Franchise Acquisition

Effective December 31, 2013, the Company sold its Aspen Creek concept and two restaurants in a transaction valued at $6.0 million.  In exchange, the Company received two Texas Roadhouse franchise restaurants in Ohio and $1.5 million in cash.  The Company recorded a $1.8 million gain in Q4 2013 in conjunction with the sale.  The acquisition of the two franchise restaurants did not have a net revenue or an accretive impact in 2013 as it occurred on the last day of the Company’s 2013 fiscal year.

2014 Outlook

The Company reported that comparable restaurant sales at company restaurants for the first seven weeks of fiscal 2014 increased approximately 1.0% compared to the prior year period.

Management reiterated the following expectations for full year 2014:

•            Positive comparable restaurant sales growth;

•            25 to 30 company restaurant openings;

•            Low single digit food cost inflation;

•            An income tax rate of 30.0% to 31.0%, which is higher than the 2013 income tax rate primarily as a result of the expiration of certain federal tax credits at the end of 2013; and

•            Total capital expenditures of $100.0 to $110.0 million.

Cash Dividend Payment

On February 20, 2014, the Company’s Board of Directors authorized the payment of a quarterly cash dividend of $0.15 per share of common stock.  This payment, which will be distributed on April 4, 2014 to shareholders of record at the close of business on March 19, 2014, represents a 25% increase from the cash dividend of $0.12 per share of common stock declared during each quarter of 2013.

Conference Call

The Company is hosting a conference call today, February 24, 2014, at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (888) 523-1191 or (719) 325-2314 for international calls.  A replay of the call will be available until Monday, March 3, 2014.  To access the replay, please dial (877) 870-5176 or (858) 384-5517 for international calls, and use 8877996 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today operates over 420 restaurants system-wide in 48 states and three foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of the Company.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, our ability to continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

502-515-7300

Media

Travis Doster

502-638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	December 31, 2013	December 25, 2012	December 31, 2013	December 25, 2012

Revenue:
Restaurant sales	$372,879	$306,775	$1,410,118	$1,252,358
Franchise royalties and fees	3,141	2,756	12,467	10,973

Total revenue	376,020	309,531	1,422,585	1,263,331

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	130,972	104,170	492,306	423,615
Labor	109,007	89,674	411,394	367,763
Rent	7,588	6,677	28,978	25,797
Other operating	62,166	52,351	224,882	204,318
Pre-opening	6,081	3,576	17,891	12,399
Depreciation and amortization	14,698	11,996	51,562	46,717
Impairment and closure	212	1,561	399	1,624
Gain on sale of other concept	(1,800)	—	(1,800)	—
General and administrative (1)	21,042	17,451	77,258	70,640

Total costs and expenses (1)	349,966	287,456	1,302,870	1,152,873

Income from operations (1)	26,054	22,075	119,715	110,458

Interest expense, net	514	571	2,201	2,347
Equity income from investments in unconsolidated affiliates	142	125	713	428

Income before taxes (1)	25,682	21,629	118,227	108,539
Provision for income taxes	7,523	6,923	34,140	34,738

Net income including noncontrolling interests (1)	$18,159	$14,706	$84,087	$73,801
Less: Net income attributable to noncontrolling interests	1,040	782	3,664	2,631
Net income attributable to Texas Roadhouse, Inc. and subsidiaries (1)	$17,119	$13,924	$80,423	$71,170

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.24	$0.20	$1.15	$1.02
Diluted	$0.24	$0.19	$1.13	$1.00

Weighted average shares outstanding:
Basic	70,581	70,097	70,089	70,026
Diluted	71,813	71,509	71,362	71,485

(1) Results for the 52 weeks ended December 25, 2012 include a $5.0 milllion charge, ($3.1 million after-tax), relating to the settlement of a legal matter.  The settlement charge is included in general and administrative costs.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2013	December 25, 2012

Cash and cash equivalents	$94,874	$81,746
Other current assets	50,869	40,726
Property and equipment, net	586,192	531,654
Goodwill	116,468	113,435
Intangible assets, net	8,625	9,264
Other assets	20,616	14,429
Total assets	$877,644	$791,254

Current maturities of long-term debt and obligations under capital leases	243	338
Other current liabilities	174,937	158,324
Long-term debt and obligations under capital leases, excluding current maturities	50,990	51,264
Other liabilities	57,614	50,591
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	587,659	525,084
Noncontrolling interests	6,201	5,653
Total liabilities and equity	$877,644	$791,254

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	53 and 52 Weeks Ended
	December 31, 2013	December 25, 2012

Cash flows from operating activities:
Net income including noncontrolling interests	$84,087	$73,801
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	51,562	46,717
Share-based compensation expense	14,740	13,193
Gain on sale of other concept	(1,800)	—
Other noncash adjustments	2,942	2,116
Change in working capital	21,125	12,219
Net cash provided by operating activities	172,656	148,046

Cash flows from investing activities:
Capital expenditures - property and equipment	(111,478)	(86,985)
Acquisitions of franchise restaurants, net of cash acquired	—	(4,297)
Proceeds from sale of property and equipment, including insurance proceeds	23	1,128
Proceeds from sale of other concept	1,387	—
Net cash used in investing activities	(110,068)	(90,154)

Cash flows from financing activities:
Repayments of revolving credit facility, net	—	(10,000)
Repurchase shares of common stock	(12,761)	(29,421)
Dividends paid	(46,877)	(24,486)
Other financing activities	10,178	8,984
Net cash used in financing activities	(49,460)	(54,923)

Net increase in cash and cash equivalents	13,128	2,969
Cash and cash equivalents - beginning of year	81,746	78,777
Cash and cash equivalents - end of year	$94,874	$81,746

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group and RM $ per store week)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2013	2012	vs LY		2013	2012	vs LY
Restaurant openings
Company - Texas Roadhouse	12	7	5		25	25	0
Company - Other	0	0	0		1	0	1
Franchise - Texas Roadhouse	1	2	(1)		4	2	2
Total	13	9	4		30	27	3
Restaurant acquisitions/dispositions/closures
Company - Texas Roadhouse	2	2	0		2	2	0
Company - Other	(2)	(1)	(1)		(2)	(1)	(1)
Franchise	(2)	(2)	0		(2)	(2)	0
Total	(2)	(1)	(1)		(2)	(1)	(1)
Restaurants open at the end of the quarter
Company - Texas Roadhouse	345	318	27
Company - Other	1	2	(1)
Franchise - Texas Roadhouse	74	72	2
Total	420	392	28

Company restaurants
Restaurant sales	$372,879	$306,775	21.5%		$1,410,118	$1,252,358	12.6%
Store weeks	4,744	4,082	16.2%		17,426	15,936	9.3%
Comparable restaurant sales growth (1)	2.1%	4.4%			3.4%	4.7%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	2.1%	4.3%			3.4%	4.7%
Average unit volume (2)	$1,091	$978	11.6%		$4,285	$4,085	4.9%
Average unit volume, 2012 adjusted (3)	$1,091	$1,075	1.4%		$4,285	$4,183	2.4%
Weekly sales by group:
Comparable restaurants (301 units)	$78,407
Average unit volume restaurants (20 units)	$70,392
Restaurants less than 6 months old (22 units)	$96,199

Restaurant operating costs (as a % of restaurant sales) (4)
Cost of sales	35.1%	34.0%	117	bps	34.9%	33.8%	109	bps
Labor	29.2%	29.2%	0	bps	29.2%	29.4%	(19	)bps
Rent	2.0%	2.2%	(14	)bps	2.1%	2.1%	(0	)bps
Other operating	16.7%	17.1%	(39	)bps	15.9%	16.3%	(37	)bps
Total	83.1%	82.4%	64	bps	82.1%	81.6%	52	bps

Restaurant margin (5)	16.9%	17.6%	(64	)bps	17.9%	18.4%	(52	)bps
Restaurant margin $/Store week	$13,311	$13,205	0.8%		$14,493	$14,487	0.0%

Franchise restaurants
Franchise royalties and fees	$3,141	$2,756	14.0%		$12,467	$10,973	13.6%
Store weeks	1,051	954	10.2%		3,937	3,762	4.7%
Comparable restaurant sales growth (1)	4.5%	4.5%			4.3%	5.3%
Average unit volume (2)	$1,168	$1,000	16.8%		$4,429	$4,039	9.7%
Average unit volume, 2013 adjusted (3)	$1,168	$1,096	6.6%		$4,429	$4,132	7.2%

Pre-opening expense	$6,081	$3,756	61.9%		$17,891	$12,399	44.3%
Depreciation and amortization (4)	$14,698	$11,996	22.5%		$51,562	$46,717	10.4%
As a % of revenue	3.9%	3.9%	3	bps	3.6%	3.7%	(7	)bps
General and administrative expenses (6)	$21,042	$17,451	20.6%		$77,258	$70,640	9.4%
As a % of revenue	5.6%	5.6%	(4	)bps	5.4%	5.6%	(16	)bps

(1)  Comparable restaurant sales growth reflects the change in sales over the same period of the prior year and includes sales from restaurants open 18 months as of the beginning of the measurement period, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open six months as of the beginning of the measurement period, excluding sales from restaurants closed during the period. Q4 2013 and YTD 2013 include 14 and 53 weeks, respectively, while Q4 2012 and YTD 2012 include 13 and 52 weeks.

(3) For comparative purposes, Q4 2012 and 2012 YTD were adjusted to include 14 and 53 weeks, respectively.

(4) Depreciation and amortization expense, substantially all of which relates to restaurant-level assets, is excluded from restaurant operating costs and is shown separately as it represents a non-cash charge for the investment in our restaurants.

(5)  Restaurant margin represents restaurant sales less cost of sales, labor, rent and other operating costs (as a percentage of restaurant sales).  Restaurant margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  Restaurant margin is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or other similarly titled measures of other companies.

(6) Results for the 52 weeks ended December 25, 2012 included a $5.0 million pre-tax charge for the settlement of a legal matter.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

(in thousands, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results on a basis before the impact of a settlement of a legal matter.  This item is described in detail throughout this document.

The Company used earnings before the impact of the legal settlement as a key performance measure of results of operations for purposes of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of results before the legal settlement provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe were indicative of our ongoing operations in the 52 weeks ended December 25, 2012.

	For the 53 & 52 weeks Ended
	December 31, 2013	December 25, 2012
Net income attributable to Texas Roadhouse, Inc. and subsidiaries, excluding settlement charge	$80,423	$74,232
Amount reserved for settlement of a legal matter, net of tax (1)	$—	$(3,062)
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$80,423	$71,170

Weighted average diluted shares outstanding	71,362	71,485

Diluted earnings per share, excluding settlement charge	$1.13	$1.04
Impact of settlement charge on diluted earnings per share	$—	$(0.04)
Diluted earnings per share	$1.13	$1.00

(1)  Amount reserved in the first quarter of fiscal 2012 for the settlement of a legal matter was $5.0 million before the statutory income tax rate.  The settlement amount was included in general and administrative costs on the Company’s Condensed Consolidated Statements of Income.